UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2018

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2018, MagneGas Corporation (the “Company”) entered into a new employment agreement with Ermanno Santilli (“Santilli Employment Agreement”). Pursuant to the terms of the agreement Mr. Santilli will continue to serve as the Company’s chief executive officer and will receive an annual salary of $235,000 per year. The agreement includes the grant of 100,000 time-vested common stock options with strike price set at the Company’s closing share price on March 13, 2018. 50,000 common stock options vested on March 13, 2018 and the remaining 50,000 common stock options will vest 1/24th per month for a period of 24 months. The agreement also includes the opportunity for performance bonuses, subject to Mr. Santilli meeting certain objectives. If the performance objectives are met, the bonus compensation will vest 1/3 after December 31, 2018 followed by the balance vesting 1/36th per month for 36 months thereafter. If Mr. Santilli’s agreement is not renewed for an additional Term (as defined in the Santilli Employment Agreement), the achieved performance cash and common stock options shall be subject to an accelerated vesting schedule with such cash and common stock options fully vesting thirty (30) days after his agreement terminates. If Mr. Santilli terminates his agreement unilaterally, any unvested cash or common stock options shall be forfeited.

The above description of the Santilli Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of such the Santilli Employment Agreement, which is incorporated herein and attached hereto as Exhibit 10.1.

On March 13, 2018, MagneGas Corporation (the “Company”) entered into a new employment agreement with Scott Mahoney (“Mahoney Employment Agreement”). Pursuant to the terms of the agreement Mr. Mahoney will continue to serve as the Company’s chief financial officer and will receive an annual salary of $215,000 per year. The agreement includes the grant of 100,000 time-vested common stock options with strike price set at the Company’s closing share price on March 13, 2018. 50,000 common stock options vested on March 13, 2018 and the remaining 50,000 common stock options will vest 1/24th per month for a period of 24 months. The agreement also includes performance bonuses, subject to Mr. Mahoney meeting certain objectives. If the performance objectives are met, the bonus compensation will vest 1/3 after December 31, 2018 followed by the balance vesting 1/36th per month for 36 months thereafter. If Mr. Mahoney’s agreement is not renewed for an additional Term (as defined in the Mahoney Employment Agreement), the achieved performance cash and common stock options shall be subject to an accelerated vesting schedule with such cash and common stock options fully vesting thirty (30) days after his agreement terminates. If Mr. Mahoney terminates his agreement unilaterally, any unvested cash or common stock options shall be forfeited.

The above description of the Mahoney Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of such the Mahoney Employment Agreement, which is incorporated herein and attached hereto as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Santilli Employment Agreement
10.2	Mahoney Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2018

MAGNEGAS CORPORATION

/s/ Ermanno Santilli
By:	Ermanno Santilli
Its:	Chief Executive Officer